SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 25, 2002
                                                  -----------------

                        The Stanley Works
                        -----------------
     (Exact name of registrant as specified in charter)


   Connecticut               1-5224                06-0548860
   -----------               ------                ----------
 (State or other           (Commission           (IRS Employer
 jurisdiction of           File Number)        Identification No.)
 incorporation)



   1000 Stanley Drive, New Britain, Connecticut            06053
   --------------------------------------------            -----
   (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (860) 225-5111
                                                    --------------


                         Not Applicable
                         --------------
   (Former name or former address, if changed since last report)













Item 7.     Financial Statements and Exhibits.
            ---------------------------------

            (c) 20(i)   Press Release dated February 25, 2002.

                20(ii) Cautionary Statements relating to forward looking statements included in Exhibit 20(i).


Item 9.     Regulation FD Disclosure.
            ------------------------

             In a press release attached to this 8-K, the company announced a strategic alliance with Home
             Depot and reiterated earnings guidance for the
              first quarter 2002.








                                 SIGNATURE
                                 ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 THE STANLEY WORKS



Date: February 25, 2002          By:       /s/Bruce H. Beatt
                                        ----------------------
                                 Name:  Bruce H. Beatt
                                 Title: Vice President, General
                                        Counsel and Secretary













                             EXHIBIT INDEX

                       Current Report on Form 8-K
                         Dated February 25, 2002



                          Exhibit No.   Page
                          -----------   ----
                            20(i)        5

                            20(ii)       7








Exhibit 20(i)

FOR IMMEDIATE RELEASE


THE HOME DEPOT & STANLEY WORKS ANNOUNCE STRATEGIC ALLIANCE

The world's largest home improvement retailer selects Stanley offerings; companies ink major 5-year, 4-category agreement

  ATLANTA and NEW BRITAIN, Connecticut, Feb. 25, 2002 ---
  The Home Depot (NYSE: HD) and The Stanley Works (NYSE:
  SWK) announced the formation of a strategic business alliance that is expected to expand the world's largest home improvement retailer's offerings of Stanley products. The companies have executed a five-year agreement covering the hand tool, mechanics tool, pneumatic / fastening and builders' hardware categories.

  Key provisions of the agreement are:

  Home Depot has named Stanley its principal national supplier of branded hand tools. The companies indicated that the anticipated Home Depot hand tool offering will expand current listings, including Stanley's FatMax and other professional-oriented tools, helping to address the needs of both the do-it-yourself and professional customer.

  Stanley will continue as Home Depot's national supplier of Husky branded mechanics tools and toolboxes covered under a 1992 license agreement. Stanley will continue to sell Husky branded mechanics tools and toolboxes to The
  Home Depot on an exclusive basis. At the end of the five-year contract, Stanley will transfer the rights to the Husky brand to The Home Depot, supporting Home Depot's cross-branding strategy of proprietary product under the Husky name.

  Home Depot has named Stanley its principal national supplier of pneumatic fastening tools. Stanley Bostitch will be carried in all major segments of Home Depot's pneumatic markets, creating additional opportunity for increased shelf space and geographic expansion.

  Home Depot will use Stanley as its sole national supplier of builders' hardware, taking Stanley from about
  50% of Home Depot stores currently to 100%.

Other terms and conditions of the agreement were not disclosed. The agreement does not address Stanley's entry door and mirrored closet door offerings, as separate arrangements are already in effect.

"We are excited by the potential offered by this partnership. This is a perfect example of how Home Depot is moving swiftly and decisively to create new arrangements that broaden our product mix with nationally recognized brands that are known for quality and competitive price," said Robert L. Nardelli, Chairman, President & CEO of The Home Depot. "This is one of many new alliances we are forging across the product categories in our stores in our ongoing quest to buy the best products and deliver the best service and pricing to our loyal customers."

John M. Trani, Stanley chairman and chief executive officer, added:
"This is also a perfect example of how our category management initiatives open up opportunities with our largest customers. By analyzing the completeness of customers' product offerings, and working with our customers to maximize the use of retail space dedicated to categories we serve, we can make changes that enhance their businesses and ours." Trani added: "By carrying the optimal assortment of Husky mechanics tools, Bostitch pneumatics and Stanley hand tools and hardware across all their regions, in addition to Stanley doors offered in two-thirds of their stores, The Home Depot will have the most complete line of consumer and professional branded product available in the marketplace. This will benefit both companies, and most of all the many professional tradesmen who are among Home Depot's customers and Stanley's end users."

The companies indicated that increased presence of Stanley's products in Home Depot's stores is expected by the summer of 2002.

Separately, Stanley indicated that second half 2002 revenue expectations (up 2-4%) and related 2002 earnings guidance provided in a February 8 press release and discussed at its February 8 analyst conference (up 18-22% over $2.31 per fully-diluted share in 2001, exclusive of restructuring and other special charges and credits) anticipated the successful completion of this alliance announced today. Additionally, Stanley reiterated its previous first quarter earnings guidance of $0.55 per share.

The Stanley Works is a worldwide supplier of tools, door systems and related hardware for professional, industrial and consumer use, with sales approximating $2.6 billion in 2001. More information about
Stanley can be located on-line at www.stanleyworks.com.

Founded in 1978, The Home Depot today operates 1,348 retail outlets, including 1,220 Home Depot stores in the United States, 78 Home Depot stores in Canada, and 4 Home Depot stores in Mexico. The company also operates 41 EXPO Design Centers, 4 Villager's Hardware stores and one Home Depot Floor Store outlet. The Home Depot was just named sixth in Fortune Magazine's list of America's Most Admired Companies for the second consecutive time. Home Depot was also named most admired Specialty Retailer for the ninth consecutive time.

Home Depot stock is publicly traded (NYSE:HD) and is included in the Dow Jones Industrial Average and the Standard & Poor's 500 Index.

Contacts:      The Stanley Works:
               Gerard J. Gould
               Vice President, Investor Relations
               860/827-3833




Exhibit 20(ii)

                     CAUTIONARY STATEMENTS

Under the Private Securities Litigation Reform Act of 1995

Statements in the company's press release attached to this Current Report on Form 8-K regarding (i) the future impact of the strategic alliance between the company and Home Depot and (ii) the company's ability to achieve earnings per share of $.55 per fully diluted share for the first quarter 2002 are forward looking and inherently subject to risk and uncertainty.

The company's ability to achieve the earnings objectives identified in the preceding paragraph is dependent on both internal and external factors, including the success of the company's marketing and sales efforts, continuing improvements in productivity and cost reductions and continued reduction of selling, general and administrative expenses as a percentage of sales, the strength of the United States economy and the strength of foreign currencies, including, without limitation, the Euro.

The company's ability to achieve the expected level of revenues is dependent upon a number of factors, including (i) the ability to recruit and retain a sales force comprised of employees and manufacturers representatives, (ii) the success of the Home Depot program announced in today's press release, the Wal-Mart program announced in 2001, and other initiatives to increase retail sell through and stimulate demand for the company's products, (iii) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage, (iv) the ability of the company to fulfill demand for its products, (v) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition, and
(vi) the acceptance of the company's new products in the marketplace as well as the ability to satisfy demand for these products.

The company's ability to improve its productivity and to lower the cost structure is dependent on the success of various initiatives that are underway or are being developed to improve manufacturing and sales operations and to implement related control systems, which initiatives include certain facility closures and related workforce reductions expected to be completed in 2002. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

The company's ability to continue to reduce selling, general and administrative expenses as a percentage of sales is dependent on various process improvement activities, the continued success of changes to the sales organization and the reduction of transaction costs.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade, monetary and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products, the impact of the events of September 11, 2001 and recessionary or expansive trends in the economies of the world in which the company operates.